EXHIBIT 99.5

UNITED STATES BANKRUPTCY COURT
MIDDLE DISTRICT OF FLORIDA
ORLANDO DIVISION

In re:		Chapter 11

EVERGREEN SECURITY, LTD.,		Case No. 01-00533-6B1

Debtor.

/

ORDER APPROVING THE COMPROMISE AND SETTLEMENT
BETWEEN TRUSTEE AND CRYSTAL GRAPHITE CORPORATION
(Adv. No. 01-0166)

     THIS CASE came on for hearing on January 6, 2003 (“Hearing”) on the motion for approval and notice of compromise and settlement between R. W. Cuthill, Jr. (“Cuthill”), Chapter 11 trustee of Evergreen Security, Ltd, and Crystal Graphite Corporation (“CGC”) filed on November 19, 2002 (“Motion”) (Doc No. 564). In the Motion, Cuthill seeks an order approving the settlement agreement (“Settlement Agreement”) reached with CGC resolving all issues with respect to Cuthill’s attempt to recover, pursuant to 11 U.S.C. §544 and §550, alleged fraudulent transfers made to CGC as set forth in Adversary Proceeding No. 01-166.

     Upon consideration of the Motion, the representations and proffer of counsel for Cuthill, the position of the United States Trustee and all interested parties present at the Hearing, and noting no objection to the Motion and Settlement Agreement, it is hereby

     ORDERED:

     1.       The Motion is granted and the Settlement Agreement is approved.

     2.       Cuthill and CGC shall comply with all terms of the Settlement Agreement.

     DONE AND ORDERED in Orlando, Florida, this 16th day of January, 2003.

/s/ Arthur B. Briskman
ARTHUR B. BRISKMAN
United States Bankruptcy Judge

Copies to:

Trustee: R. W. Cuthill, Jr., Cuthill & Eddy, LLP, 1031 W. Morse Boulevard, Suite 200, Winter Park, FL 32789;

Trustee’s Counsel: R. Scott Shuker, Esq., Gronek & Latham, LLP, P.O. Box 3353, Orlando, Florida 32802-3353;

Peter K. Jensen., Esq., attorney for Crystal Graphite Corporation, Devlin Jensen, Suite 2550-55 West Hastings Street, Vancouver, British Columbia, Canada;

Hans Beyer, Esq., attorney for Official Committee of Unsecured Creditors, Salem Saxon, P.A., 101 E. Kennedy Blvd., Suite 3200, Tampa, Florida 33602;

Office of the United States Trustee, 135 West Central Boulevard, Suite 620, Orlando, Florida 32801; and

Local Rule 1007-2 Parties-in-Interest {by counsel for Chapter 11 Trustee).

2